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                                                                    EXHIBIT 23.1



                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statements Nos. 33-87916, 33-88506, 33-88508, 33-88510, 333-08939, 333-31793, 333-52255,
333-71075, 333-75569, 333-78703, 333-78705, 333-82597, 333-84597, 333-85475,
333-90299 and 333-92487 of RSA Security Inc. (the "Company") on Forms S-8 and Registration Statement No. 333-49949 of the Company on Form S-3 of our report dated January 20, 2000, appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 1999.


/s/ DELOITTE & TOUCHE LLP


Boston, Massachusetts
March 15, 2000